Insider Trading Policy

Exhibit 19

AEROVIRONMENT, Inc.

Insider Trading POLICY

I.	INTRODUCTION

Insider trading violates securities laws and threatens the reputation and integrity of AeroVironment, Inc. and its subsidiaries and all persons affiliated with them. Collectively, AeroVironment, Inc. and its subsidiaries are referred to herein as the “Company.” This Insider Trading Policy (this “Policy”) provides guidelines with respect to transactions in the securities of the Company and the handling of material non-public information about the Company and the companies with which the Company conducts business. AeroVironment’s board of directors has adopted this policy to promote compliance with laws that prohibit insider trading. Insider trading laws prohibit buying or selling a company’s securities while in possession of material non-public information (also sometimes referred to as “inside information”) relating to that company. Insider trading is a crime and the penalties for violating insider trading laws include imprisonment, disgorgement of profits, civil fines of up to three times the profit gained or loss avoided, and criminal fines of up to $5,000,000 for individuals and $25,000,000 for entities. Insider trading is also prohibited by this Policy and could result in serious Company-imposed sanctions and disciplinary action, including dismissal.

II.	SCOPE
A.	Transactions Subject to this Policy.

All transactions in the Company’s securities, including common stock, options for common stock and any other securities the Company may issue from time to time, including preferred stock, warrants and any convertible debentures, as well as to derivative securities relating to the Company’s stock, whether or not issued by the Company, such as exchange-traded options.

B.	Persons Subject to this Policy.

This Policy covers all officers, employees, members of the board of directors of AeroVironment, Inc. and each of its subsidiaries (collectively, members of the boards of directors of such entities are referred to herein as “Directors”), and Designated Consultants (as defined below) of the Company, as well as family members and other persons residing with such persons, any family members subject to such persons’ control or whose transactions are directed by such persons, and entities controlled by such persons (collectively, “Covered Persons”). The Compliance Officer may determine that certain consultants to the Company should be covered under this Policy if they possess or could reasonably be expected to possess material non-public information (such consultants, the “Designated Consultants”). This Policy extends to all activities within and outside an individual’s duties at the Company. Each officer, employee, Director, and Designated Consultant of the Company is responsible for making sure that they comply with this Policy, and that any applicable family member, household member or entity that is controlled by them complies with this Policy. You should make all applicable family members, household members or entities controlled by you aware of the need to confer with you before they trade in securities of the Company. This Policy is to be delivered to all new officers, employees, and Directors of the Company, upon the commencement of their

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

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relationships with the Company, and to Designated Consultants upon their designation as a Designated Consultant by the Compliance Officer.

The policies and prohibitions contained in this Policy will continue to apply to the officer, Director, employee or Designated Consultant after the termination of their employment or service with the Company for so long as they are in possession of material non-public information about the Company. If an individual is in possession of material non-public information about the Company or any company with which the Company conducts business when their service terminates, that individual may not trade in any securities of the company to which such information relates until such information becomes public or is no longer material. See Section IV below for more information on what constitutes “material non-public information.”

Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of material non-public information about the Company and not to engage in transactions in the Company’s securities while in possession of material non-public information. In all cases, the responsibility for determining whether a person is in possession of material non-public information rests with that individual, any action or inaction on the part of the Company, the Compliance Officer or any other employee or Director does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws.

III.	COMPLIANCE OFFICER

AeroVironment’s General Counsel (or an employee designated by the General Counsel) shall serve as the Compliance Officer under this Policy (the “Compliance Officer”). The Compliance Officer shall be responsible for administering this Policy and monitoring and enforcing compliance with this Policy. All determinations and interpretations by the Compliance Officer shall be final and not subject to further review. Questions regarding this Policy or the application of the Policy to any proposed transaction should be directed to the Compliance Officer.

IV.	DEFINITIONS

Securities. “Securities” include not only stocks, bonds, notes and debentures, but also options, warrants and similar instruments.

Purchase and sale. “Purchase” and “sale” are defined broadly under the federal securities laws. “Purchase” includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions including conventional cash-for-stock transactions, conversions, the grant and exercise of stock options and acquisitions and exercises of warrants or puts, calls or other options related to a security.

Insiders. “Insiders” include officers, directors, and employees of a company and anyone else who has material non-public information about a company. Consultants who possess or could reasonably be expected to possess material non-public information can also be considered insiders. Insiders have independent fiduciary duties to their company and its stockholders not to trade on material non-public information relating to the company’s securities. All officers, Directors, employees, and Designated

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

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Consultants of the Company should consider themselves insiders with respect to material non-public information about the Company’s business, activities and securities. A person can be considered an insider for a limited period time with respect to certain material non-public information even though they are not an officer or Director. For example, an assistant who knows that an acquisition is about to occur may be regarded as an insider with respect to that information until news of such acquisition becomes public.

Insider trading. “Insider trading” refers to the purchase or sale of a security while in possession of “material non-public information” relating to the issuer of that security.

It is generally understood that insider trading includes the following:

●Trading by insiders while in possession of material non-public information;
●Trading by persons other than insiders while in possession of material non-public information where the information either was given in breach of an insider’s fiduciary duty to keep it confidential or was misappropriated; or
●Communicating or “tipping” material non-public information to others, including recommending the purchase or sale of a security while in possession of such information.

Tipping

Insiders may be liable for communicating or tipping material non-public information to a third party (“tippee”), and insider trading violations are not limited to trading or tipping by insiders. Persons other than insiders also can be liable for insider trading, including tippees who trade on material non-public information tipped to them or individuals who trade on material non-public information which has been misappropriated.

Tippees inherit an insider’s duties and are liable for trading on material non-public information illegally tipped to them by an insider. Similarly, just as insiders are liable for the insider trading of their tippees, so are tippees who pass the information along to others who trade. In other words, a tippee’s liability for insider trading is no different from that of an insider. Tippees can obtain material non-public information by receiving overt tips from others or through, among other things, conversations at social, business or other gatherings.

Material Non-Public Information.

Material Information. Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security or where the information is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security, debt or equity. There is no bright-line standard for assessing materiality of information; rather, materiality is based on an assessment of all facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. Moreover, material information does not have to be related to a company’s business. For example, the contents of a forthcoming newspaper column that is expected to affect the market price of a security can be material.

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

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Examples of material information include (but are not limited to) information concerning:

●	Corporate earnings;
●	Earnings forecasts or other earnings guidance, changes to previously announced earnings forecasts or guidance, or the decision to suspend earnings guidance;
●	A pending or proposed merger, acquisition or tender offer;
●	A pending or proposed acquisition or disposition of a significant asset;
●	Bank borrowings or other significant financing transactions;
●	Development of a new product, process or service;
●	A pending or proposed joint venture or other strategic arrangement;
●	A restructuring of the Company;
●	Significant related party transactions;
●	A change in dividend policy, the declaration of a stock split or an offering of additional securities;
●	The establishment of a repurchase program for Company securities;
●	A change in the Company’s pricing or cost structure;
●	A change in management;
●	A change in auditors or notification that the auditor’s reports may no longer be relied upon;
●	Pending or threatened litigation, or the resolution of such litigation;
●	Impending bankruptcy or the existence of severe liquidity problems;
●	The gain or loss of a significant customer or supplier;
●	A significant cybersecurity incident, such as one that leads to a material disruption in the Company’s operations or loss, potential loss, breach or unauthorized access of its property or assets, including its facilities and information technology infrastructure; and
●	The imposition of a ban on trading in Company securities or the securities of another company.

Non-Public Information. Information is “non-public” if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors. Information generally would be considered widely disseminated if it has been disclosed through Dow Jones, newswire services, a broadcast on a widely-available radio or television program, publication in a widely-available newspaper, magazine or news website, or public disclosure of documents filed with the Securities and Exchange Commission (the “SEC”) that are available on the SEC’s website. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination.

In addition, even after information is widely disseminated, a reasonable period of time must pass in order for the market to react to the information for such information to be deemed public. Generally, one should allow two (2) full business days following publication as a reasonable waiting period before such information is deemed to be public. For example, if the Company were to make an announcement on Tuesday, you should not trade in the Company’s securities until Friday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of certain material non-public information.

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

CONFIDENTIAL	Every user is responsible for verifying this document is current prior to use.	©2021 AeroVironment, Inc.

Insider Trading Policy

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A good general rule of thumb: when in doubt as to whether information is material or non-public, do not trade.

V.	STATEMENT OF POLICIES PROHIBITING INSIDER TRADING
A.Prohibited Activities. Except as provided in Section V(B) below, no Covered Person may:
●	purchase or sell, directly or indirectly through family members or other persons or entities, any securities while in possession of material non-public information relating to the issuer of the security, whether the issuer of such security is the Company or any other company;
●	disclose (“tip”), directly or indirectly, material non-public information about any company to anyone who may trade while in possession of such information, or make recommendations or express opinions about any security while in possession of material non-public information regarding the issuer of such security;
●	disclose material non-public information, whether relating to the Company or any company with which the Company conducts business, to anyone outside the Company under any circumstances (absent prior approval by the Compliance Officer and execution of an appropriate confidentiality agreement), or to anyone within the Company other than on a need-to-know basis; or
●	assist anyone engaged in any of the above activities.
B.Exceptions to Prohibited Activities. The restrictions and prohibitions set forth in Section V(A) above and Section VII below do not apply to:
●	Exercises of Stock Options for Cash. This Policy does not apply to the exercise of a stock option for cash, or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy minimum statutory tax withholding requirements. However, the sale of any shares issued upon the exercise of options or any cashless exercises of options are transactions covered by this Policy and subject to the restrictions and prohibitions contained herein.
●	Vesting of Restricted Stock or Restricted Stock Unit Awards. This Policy does not apply to the vesting of restricted stock or restricted stock unit awards, or the exercise of a tax withholding right pursuant to which a person elects (or the Company elects on such person’s behalf) to have the Company withhold shares of stock to satisfy minimum statutory tax withholding requirements upon the vesting of any restricted stock or unit award. The Policy does apply, however, to any sale of restricted stock to a third party.
●	Bona Fide Gifts. Bona fide gifts of securities of the Company are exempt from the restrictions contained in this Policy, unless the person making the gift has reason to believe that the recipient intends to sell the securities when the donor is aware of material non-public information or during a Blackout Period or Special Blackout Period

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

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applicable to the donor. Any sale of any such gifted securities is subject to this Policy and the restrictions herein.
●	Investments in Publicly Traded Mutual Funds. This Policy does not apply to investments in publicly traded mutual funds.
●	Trades Under Approved Rule 10b5-1 Plans. Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) provides a defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this defense, a person must enter into a Rule 10b5-1 plan for transactions in the Company’s securities that meets certain conditions specified in Rule 10b5-1 (a “Rule 10b5-1 Plan”) before making such transactions. If the plan meets the requirements of Rule 10b5-1, Company securities may be purchased or sold without regard to certain insider trading restrictions, so long as the person making the trade complies with the terms of the plan. Once the Rule 10b5-1 Plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The Rule 10b5-1 Plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party.

Prior to entering into or amending any Rule 10b5-1 Plan, a person covered by this Policy must obtain approval of the Compliance Officer (an “approved Rule 10b5-1 Plan”). A person may not enter into or amend a Rule 10b5-1 Plan when they are aware of material non-public information or during any Special Blackout Period applicable to such person (see Section VII below). Additionally, no Executive Officer, Director or Designated Individual (as defined below) may enter into or amend a Rule 10b5-1 Plan during a Blackout Period. The Compliance Officer has sole discretion to approve or disapprove of a Rule 10b5-1 Plan, or any amendments thereto. If you wish to enter into or amend a Rule 10b5-1 Plan, you must submit a copy of the plan or amendment to the Compliance Officer at least one week prior to the date you desire to enter into or amend the plan.

There are no exceptions to this Policy, except as set forth herein. Transactions that may be justifiable or necessary for independent reasons, such as the need to raise money for any emergency expenditure, or small transactions, are not excepted from this Policy. The securities laws do not recognize any mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct.

VI.	SPECIAL AND PROHIBITED TRANSACTIONS.

The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if Covered Persons engage in certain types of transactions. It is therefore the Company’s policy that no Covered Persons shall engage in any of the following transactions, and that Covered Persons consider the Company’s preferences as described below:

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

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●	Short Sales. Short sales of Company securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and, therefore, signal to the market that the seller has no confidence in the Company or its prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. Therefore, no Covered Person may engage in short sales of Company securities, including short sales “against the box.”
●	Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that a Director, officer or employee is trading based on material non-public information and focus a Covered Person’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in put options, call options or other derivative securities, on an exchange or in any other organized market are prohibited by this Policy.
●	Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a Covered Person to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the Covered Person may no longer have the same objectives as the Company’s other stockholders. Therefore, Covered Persons are prohibited from engaging in any such transactions.
●	Pledges and Margin Accounts. Securities pledged as collateral for a loan may be sold without your consent by the lender in foreclosure if you default on the loan. Similarly, securities held in a margin account as collateral for a margin loan may be sold without your consent if you fail to meet a margin call. A margin sale or a foreclosure sale may occur when you are aware of material non-public information which may, under some circumstances, result in unlawful insider trading. Therefore, Covered Persons are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
●	Standing Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans) create heightened risks for insider trading violations. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a Covered Person is in possession of material non-public information. The Company therefore discourages placing standing or limit orders on Company securities. If a Covered Person determines that they must use a standing order or limit order, the order should be limited to short duration and should obtain pre-clearance from the Compliance Officer.
VII.	BLACKOUT PERIODS
A.Special Blackout Periods. From time-to-time, an event may occur or information may develop that is material to the Company and is known to only a few Directors, officers, and employees of the Company, and/or Designated Consultants. In the event of an event-specific trading restriction (a “Special Blackout Period”), the Compliance Officer will notify these persons that they should not trade in

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

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BMSD-41 rev. B

the Company’s securities without disclosing the reason for the restriction. Subject to the exceptions noted in this Policy, all those affected should not trade in Company securities while the Special Blackout Period is in effect, and should not disclose to others that the Company has implemented a Special Blackout Period.
B.Quarterly Blackout Periods. No Covered Person may purchase or sell any security of the Company (other than as specified in this Policy) during a “Blackout Period” beginning at the close of the market (1:00pm Pacific Time) on the fourteenth (14th) day before the end of any fiscal quarter of the Company and ending at the open of the market on the third (3rd) business day following the public release of earnings data for such fiscal quarter. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that in the judgment of the Company, Covered Persons should refrain from trading in Company securities even sooner than the typical quarterly Blackout Period. The Compliance Officer will notify the officers, employees, and Directors of the Company and Designated Individuals of the beginning and end of Blackout Periods.

Note: a Blackout Period is a Company compliance requirement and does not constitute a legal right to trade in the Company’s securities when outside of such Blackout Period. Accordingly, even during a non-Blackout Period, if you are in possession of material non-public information, you may not trade in the Company’s securities.

VIII.	NOTICE AND PRE-CLEARANCE PROCEDURES FOR CERTAIN COVERED PERSONS.
A.Pre-Clearance Procedures. To provide assistance in preventing inadvertent violations of applicable securities laws and to avoid the appearance of impropriety in connection with the purchase and sale of the Company securities, all transactions in Company securities (including without limitation, acquisitions and dispositions of Company stock, the exercise of stock options and the sale of Company stock issued upon exercise of stock options) by the Directors and certain persons designated by the Compliance Officer (collectively, the “Designated Individuals”), as well as any Covered Person associated or affiliated with such persons, must be pre-cleared by the Compliance Officer. Pre-clearance requests must be made in writing to the Compliance Officer on a Pre-Clearance Request Form, which is available on the Company’s intranet, submitted two business days prior to the proposed transaction date. The Compliance Officer shall have sole discretion to decide whether to clear any contemplated transaction. If the Compliance Officer or persons or entities subject to this Policy as a result of their relationship with the Compliance Officer contemplate any transactions in Company securities, the General Counsel (if the General Counsel is not serving as the Compliance Officer) or the Chief Financial Officer (if the General Counsel is serving as the Compliance Officer) shall have sole discretion to decide whether to clear any such transactions.

Contact the Compliance Officer for more information regarding pre-clearance procedures.

B.Post-Transaction Notice. Each person who is subject to the reporting obligations under Section 16 of the 1934 Act (each such person, a “Section 16 Reporting Person”) shall also notify the Compliance Officer of the occurrence of any purchase, sale or other acquisition or disposition of Company securities as soon as possible following the transaction to ensure that all required SEC filings for the transaction are properly filed. Information regarding SEC filing requirements and restrictions and

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

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prohibitions applicable to Section 16 Reporting Persons is contained in a separate memorandum that will be provided to all Section 16 Reporting Persons.
IX.	STATEMENT OF PROCEDURES RELATING TO MATERIAL NON-PUBLIC INFORMATION

The following procedures have been established, and will be maintained and enforced, by the Company to prevent insider trading. Every officer, Director, employee, and Designated Consultant of the Company is required to follow these procedures.

A.	Material Non-Public Information Relating to the Company
1.Access to Information.Access to material non-public information about the Company, including the Company’s business, earnings or prospects, should be limited to officers, Directors, employees of the Company, and consultants of the Company on a need-to-know basis. In addition, such information should not be communicated to anyone outside the Company under any circumstances (absent prior approval by the Compliance Officer and execution of an appropriate confidentiality agreement) or to anyone within the Company on other than a need-to-know basis.

In communicating material non-public information to other employees and consultants of the Company, each person must take care to emphasize the need for confidential treatment of such information and adherence to the Company’s policies with regard to confidential information.

2.Inquiries From Third Parties. Inquiries from third parties, such as industry analysts or members of the media, about the Company should be directed to the Company’s investor relations department.
B.Limitations on Access to Company Material Non-Public Information. The following procedures are designed to maintain confidentiality of material non-public information regarding the Company:

1.All officers, Directors, and employees of the Company, and Designated Consultants should take all steps and precautions necessary to restrict access to, and secure, material non-public information by, among other things:

●	Maintaining the confidentiality of Company-related transactions;
●	Following the clean desk policy specified in SEP-001 Security & Badging Policy;
●	Conducting their business and social activities so as not to risk inadvertent disclosure of material non-public information. Review of documents containing material non-public information in public places should be conducted so as to prevent access by unauthorized persons;

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

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●	Restricting access to documents and files (including computer files) containing material non-public information to individuals on a need-to-know basis (including maintaining control over the distribution of documents and drafts of documents);
●	Promptly removing and cleaning up all documents containing material non-public information and other materials from conference rooms following the conclusion of any meetings;
●	Disposing of all documents containing material non-public information and other papers, after there is no longer any business or other legally required need through shredders when appropriate;
●	Restricting access to areas likely to contain material non-public information or documents containing such information; and
●	Avoiding the discussion of material non-public information in places where the information could be overheard by others such as in elevators, restrooms, hallways, restaurants, airplanes or taxicabs.

2.Personnel involved with material non-public information, to the extent feasible, should conduct their business and activities in areas separate from other Company activities.

C.Internet and Social Media Communications. All prohibitions regarding the unauthorized dissemination of material non-public information regarding the Company or any company with which the Company conducts business apply equally to communications made on the Internet or social media platforms, such as Facebook and Twitter.

X.PENALTIES FOR ENGAGING IN INSIDER TRADING

A.Criminal and Civil Penalties. Penalties for trading on or tipping material non-public information can extend significantly beyond any profits made or losses avoided, both for individuals engaging in such unlawful conduct and their employers. The SEC and Department of Justice have made the civil and criminal prosecution of insider trading violations a top priority. Enforcement remedies available to the government or private plaintiffs under the federal securities laws include:
●	SEC administrative sanctions;
●	Securities industry self-regulatory organization sanctions;
●	Civil injunctions;
●	Damage awards to private plaintiffs;
●	Disgorgement of all profits;

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

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●	Civil fines for the violator of up to three times the amount of profit gained or loss avoided;
●	Civil fines for the employer or other controlling person of a violator (i.e., where the violator is an employee or other controlled person) of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided by the violator;
●	Criminal fines for individual violators of up to $5,000,000 ($25,000,000 for an entity); and
●	Jail sentences of up to 20 years.

Insider trading violations are not limited to violations of the federal securities laws. Other federal and state civil or criminal laws, such as the laws prohibiting mail and wire fraud and the Racketeer Influenced and Corrupt Organizations Act (RICO), also may be violated upon the occurrence of insider trading.

B.Company Disciplinary Action. Insider trading could result in serious sanctions by the Company, including dismissal.
C.Size of Profit Made or Loss Avoided Does Not Matter. The size of the transaction or the amount of profit received does not have to be significant to result in prosecution. The SEC has the ability to monitor even the smallest trades and the SEC performs routine market surveillance. Brokers or dealers are required by law to inform the SEC of any possible violations by people who may have material non-public information. The SEC aggressively investigates even small insider trading violations.
XI.	EXAMPLES OF INSIDER TRADING

Examples of insider trading cases include actions brought against corporate officers, directors and employees who traded a company’s securities after learning of significant confidential corporate developments; friends, business associates, family members and other tippees of such officers, Directors and employees who traded the securities after receiving such information; government employees who learned of such information in the course of their employment; and other persons who misappropriated, and took advantage of, confidential information from their employers.

The following are illustrations of insider trading violations. These illustrations are hypothetical and, consequently, not intended to reflect on the actual activities or business of the Company or any other entity.

Trading by Insider. An officer of X Corporation learns that earnings to be reported by X Corporation will increase dramatically. Prior to the public announcement of such earnings, the officer purchases X Corporation’s stock. The officer, an Insider, is liable for all profits as well as penalties of up to three times the amount of all profits. The officer also is subject to, among other things, criminal prosecution, including up to $5,000,000 in additional fines and 20 years in jail. Depending upon the circumstances, X Corporation and the individual to whom the officer reports also could be liable as controlling persons.

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

CONFIDENTIAL	Every user is responsible for verifying this document is current prior to use.	©2021 AeroVironment, Inc.

Insider Trading Policy

BMSD-41 rev. B

Trading by Tippee. An officer of X Corporation tells a friend that X Corporation is about to publicly announce that it has concluded an agreement for a major acquisition. This tip causes the friend to purchase X Corporation’s stock in advance of the announcement. The officer is jointly liable with their friend for all of the friend’s profits and each is liable for all penalties of up to three times the amount of the friend’s profits. In addition, the officer and their friend are subject to, among other things, criminal prosecution, as described above.

XII.	LIMITATION OF LIABILITY

None of the Company, the Compliance Officer or the Company’s other employees will have any liability for any delay in reviewing, or refusal or denial of, (a) a Rule 10b5-1 Plan submitted for approval by the Compliance Officer, (b) a request for pre-clearance of a proposed transaction in Company securities; or (c) any other request for pre-clearance submitted pursuant to this Policy. Notwithstanding any review of a Rule 10b5-1 Trading Plan or a pre-clearance of a proposed transaction in Company securities, none of the Company, the Compliance Officer or any other Company employee assumes any liability for the legality or consequences of such trading plan or transaction to the person engaging in or adopting such trading plan or transaction.

XIII.	Authority and Responsibility

Functional Owner:	General Counsel
Functional Participants:	All Employees (including AeroVironment’s subsidiaries and all persons affiliated with them)

AeroVironment, Inc. Proprietary Information. This material includes privileged or proprietary data that shall not be disclosed to any third party at any time, nor shall it be duplicated or used by the recipient, in whole or in part, for any purpose other than to disseminate information provided by AeroVironment, Inc. Furthermore, this material contains trade secrets and/or commercial or financial information that is proprietary and is exempt from disclosure under the Freedom of Information Act and protected from disclosure by the Trade Secrets Act. See 5 USC 552(b)(4); 18 USC 1905.

CONFIDENTIAL	Every user is responsible for verifying this document is current prior to use.	©2021 AeroVironment, Inc.